Filed With the Securities and Exhange Commission on August 7, 2000 Registration No.


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              ARGONAUT GROUP, INC.
               (Exact name of issuer as specified in its charter)

                               DELAWARE 95-4057601
                (State of other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)

                   250 MIDDLEFIELD ROAD, MENLO PARK, CA 94025
               (Address of Principal Executive Offices) (Zip Code)



                              ARGONAUT GROUP, INC.
                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full title of the Plan)
JAMES B HALLIDAY Copies to:
Vice President and Treasurer                 Edmund M. Kaufman, Esq.
Argonaut Group, Inc.                         Richard C. Wirthlin, Esq.
250 Middlefield Road                         Irell & Manella LLP
Menlo Park, California 94025                 1800 Avenue of the Stars, Ste. 900
Telephone: (650) 858-6600                    Los Angeles, California 90067
(Name and address of agent for service)      Telephone: (310) 277-1010



                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
                                        Proposed       Proposed
Title of                                Maximum        Maximum
Securities                 Amount       Offering       Aggregate   Amount of
to be                      to be        Price          Offering    Registration
Registered                 Registered   per Share (1)  Price       Fee
-------------------------------------------------------------------------------

Common Stock Issuable      150,000      $14.750      $ 2,212,500   $584.10
upon exercise of options
-------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee. The fee has been calculated pursuant to Rule 457(g) based upon the closing price per share of the Registrant's Common Stock on the NASDAQ National Market System on August 1, 2000, a date within 15 days prior to the date of filing of this Registration Statement.

                                EXPLANATORY NOTE

         This registration statement on Form S-8 (this "Registration Statement") registers 150,000 shares of common stock, $0.10 par value per share ("Common Stock"), of Argonaut Group, Inc. (the "Company") which may be acquired upon the exercise of stock options granted to Directors of the Company who are not regular employees.


                                     PART I.


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Plan Annual Information.*

*Information Required by Part I of Form S-8. The document(s) setting forth the information specified in Part I of this Form S-8 will be sent or given to participants in the Non-Employee Director Stock Option Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference into this Form S-8 pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act and are on file at the Registrant's principal executive offices and available without charge, upon written or oral request to James B Halliday, 250 Middlefield Road, Menlo Park, California 94025. Telephone requests may be directed to James B Halliday at (650) 858-6600.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The documents listed in (a) through (d) below are incorporated by reference in this Registration Statement. In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents:

(a) The annual report on Form 10-K of the Registrant for the year ended December 31, 1999. The discussion of the Registrant's consolidated operating results on page 7 of the Form 10-Q of the Registrant for the quarterly period ended March 31, 2000 incorporated herein by reference and the discussion of commitments and contingencies on page 8 of the Form 10-Q of the Registrant for the quarterly period ended June 30, 2000 incorporated herein by reference should be read in conjunction with the audited consolidated financial statements incorporated herein by reference.

(b) The quarterly report on Forms 10-Q of the Registrant for the quarters ended March 31, 2000 and June 30, 2000.

         (c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

         (d) The descriptions of the Registrant's Common Stock which are contained in the Registrant's registration statements filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions.

         Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act which also is incorporated or deemed to be incorporated herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

         As permitted by Section 102(b)(7) of the DGCL, Article 7 of the Registrant's Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the DGCL, no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

         As permitted by Section 145 of the DGCL, Article 8 of the Registrant's Certificate of Incorporation, as amended, provides that any person who was or is involuntarily a party or is threatened to be made a party to or is involuntarily involved in any action, suit or proceeding by reason of the fact that such person or a person of whom such person is the legal representative is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise will be indemnified and held harmless by the Registrant to the fullest extent permitted by the DGCL against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith.

         As permitted by Section 145 of the DGCL, Article 8 of the Registrant's Bylaws provides that any person who was or is involuntarily a party or is threatened to be made a party to or is involuntarily involved in any action, suit or proceeding by reason of the fact that such person or a person of whom such person is the legal representative is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise will be indemnified and held harmless by the Registrant to the fullest extent permitted by the DGCL against all expenses, liability and loss reasonably incurred or suffered by such person in connection therewith.

         In addition, the Registrant maintains directors and officers liability insurance policies.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

      5.    Legal Opinion of Irell & Manella LLP(1)

      23.1  Consent of Independent Public Accountants - Arthur Andersen LLP(1)

      23.2 Consent of Irell & Manella LLP (included in legal opinion filed as Exhibit 5)

      24    Power of Attorney (included on the signature pages filed herewith)

      99    Argonaut Group, Inc. Non-Employee Director Stock Option Plan(1)



(1)    Filed herewith

Item 9.  Undertakings.

a.       The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post -effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                            SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its be half by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on August 3, 2000.


                                                     ARGONAUT GROUP, INC.



                                                     By /s/ Mark E. Watson, III
                                                     Mark E. Watson, III
                                                     President and Director
                                                  (Principal Executive Officer)

POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS:

                  That the undersigned officers and directors of Argonaut Group, Inc., a Delaware corporation, do hereby constitute and appoint Mark E. Watson, III and James B Halliday, and each of them, the lawful attorney-in-fact and agent, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney-in-fact and agent determines to be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in connection with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorney-in-fact and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of August 3, 2000.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on August 3, 2000 in the capacities indicated.

SIGNATURE                                                 TITLE
---------                                                 -----
/s/ Mark E. Watson, III                                   President and Director
------------------------------------
Mark E. Watson, III                                (Principal Executive Officer)
/s/ James B Halliday                                Vice President and Treasurer
--------------------------------------------
James B Halliday                                  (Principal Financial and
                                                       Accounting Officer)
/s/ Jerrold V. Jerome                                     Director
--------------------------------------------
Jerrold V. Jerome
/s/ Judith R. Nelson                                      Director
--------------------------------------------
Judith R. Nelson
/s/ John R. Power, Jr.                                    Director
--------------------------------------------
John R. Power, Jr.

SIGNATURE                                                 TITLE
/s/ George A. Roberts
--------------------------------------------
George A. Roberts                                         Director

/s/ Gary V. Woods                                         Director
--------------------------------------------
Gary V. Woods

                                            LIST OF EXHIBITS



       -------------------------- ---------------------------------------------
                EXHIBIT
                NUMBER                                         DESCRIPTION
       -------------------------- ---------------------------------------------
       -------------------------- ---------------------------------------------
                   5              Legal Opinion of Irell & Manella LLP(1)
       -------------------------- ---------------------------------------------
       -------------------------- ---------------------------------------------
                 23.1             Consent of Independent Public Accountants -
                                  Arthur Andersen LLP(1)
       -------------------------- ---------------------------------------------
       -------------------------- ---------------------------------------------
                 23.2             Consent of Irell & Manella LLP (included in
                                  legal opinion filed as Exhibit 5)
       -------------------------- ---------------------------------------------
       -------------------------- ---------------------------------------------
                  24              Power of Attorney (included on the signature
                                  pages filed herewith)
       -------------------------- ---------------------------------------------
       -------------------------- ---------------------------------------------
                  99              Argonaut Group, Inc. Non-Employee Director
                                  Stock Option Plan(1)
       -------------------------- ---------------------------------------------

         (1) Filed herewith

                                                                      EXHIBIT 5

                      LEGAL OPINION OF IRELL & MANELLA LLP
                       [LETTERHEAD OF IRELL & MANELLA LLP]
                                 August 3, 2000



Argonaut Group, Inc.
250 Middlefield Road
Menlo Park, California 94025

Ladies and Gentlemen:
         We have acted as counsel for Argonaut Group, Inc., a Delaware corporation (the "Company"), in connection with the proposed filing with the Securities and Exchange Commission expected to be made on or about August 7, 2000 under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") for the purpose of registering
150,000 shares of the Company's Common Stock, par value $0.10 per share (the "Shares").

         As your counsel in connection with this transaction, we have examined such matters and documents as we have deemed necessary or relevant as a basis for this opinion.

         Based on these examinations, it is our opinion that the Shares, when issued and paid for in the manner referred to in the Registration Statement, will be legally and validly issued, fully-paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,
                                          /s/ Irell & Manella  LLP
                                               Irell & Manella LLP

                                                                  EXHIBIT 23.1


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 21, 2000, incorporated by reference in Argonaut Group, Inc.'s Form 10-K for the year ended December 31, 1999, and to all references to our firm included in this Registration Statement.

 /s/ Arthur Andersen LLP
San Francisco, California
August 3, 2000

                                                                   EXHIBIT 99


                              ARGONAUT GROUP, INC.
                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN


1.       Purpose.

         The purpose of this Non-Employee Director Stock Option Plan (the "Plan") of Argonaut Group, Inc., a Delaware corporation (the "Company"), is to attract and retain qualified and competent persons to serve as members of the board of directors of the Company by providing a means whereby such persons may acquire stock ownership in the Company. The Plan will provide a means whereby such directors may purchase shares of the Common Stock of the Company pursuant to options which are not "incentive stock options" under Section 422 of the Internal Revenue Code, as amended (the "Code").

2.       Administration.

         The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors") or by a Committee selected by the Board of Directors consisting of two or more persons, to whom administration of the Plan has been duly delegated (the "Committee"). Any action of the Board of Directors or the Committee with respect to administration of the Plan shall be taken by a majority vote or written consent of its members.

         Subject to the provisions of the Plan, the Board of Directors or Committee shall have authority (i) to construe and interpret the Plan, (ii) to define the terms used therein, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, and (iv) to make all other determinations necessary or advisable for the administration of the Plan. All determinations and interpretations made by the Board of Directors or Committee shall be binding and conclusive on all participants in the Plan and their legal representatives and beneficiaries.

         The Board of Directors and the Committee shall have no discretion with respect to the selection of directors to receive options, the number of shares subject to the Plan or to each option granted hereunder, or the purchase price for shares subject to option grants hereunder. The Board of Directors and the Committee shall have no authority (absent stockholder approval) to materially increase benefits under the Plan.

3.       Shares Subject to the Plan.

         Subject to adjustment as provided in paragraph 15 hereof, the shares to be offered under the Plan shall consist of the Company's authorized but unissued Common Stock, and the aggregate amount of such stock which may be issued upon exercise of all options under the Plan shall not exceed 150,000 of such shares. If any option granted under the Plan shall expire or terminate for any reason, without having been exercised in full, the unpurchased shares subject thereto shall again be available for options to be granted under the Plan.

4.       Eligibility and Participation.

         Only Directors of the Company who are not regular employees of the Company ("Non-Employee Directors") are eligible to participate in the Plan.

5.       Schedule of Option Grants.

         Subject to paragraph 15, grants under the Plan shall be made in accordance with the following schedule:

                  (a) Initial Grants. Each Non-Employee Director who is serving on the date on which the stockholders of this Company approve this Plan shall receive an option to purchase 3,000 shares of Common Stock on such date.

                  (b) Annual Grants. Immediately after each annual meeting of stockholders of the Company (beginning with the Company's 2001 annual meeting), each Non-Employee Director who is in office at such time shall be granted an option to purchase 3,000 shares of Common Stock.

                  (c) Grants to New Non-Employee Directors. Upon the appointment or election to the Board of Directors of a Non-Employee Director who was not previously a member of the Board of Directors, such Non-Employee Director shall be granted an option to purchase 3,000 shares of Common Stock on the date of appointment or election; provided, however, a Non-Employee Director who is first made a member of the Board of Directors in connection with the vote of stockholders of the Company at its annual meeting shall not be entitled to receive the grant described in this subparagraph (c).

6.       Duration of Options.

         Each option and all rights associated therewith shall expire ten (10) years after the date on which such option is granted, and shall be subject to earlier termination as provided herein.

7.       Purchase Price.

         The purchase price of the stock covered by each option shall be equal to one hundred percent (100%) of the fair market value of such stock on the date the option is granted as determined in paragraph 9. The purchase price of the shares upon exercise of an option shall be paid in full at the time of exercise
(i) in cash or by certified, cashier's or personal check payable to the order of the Company or (ii) by delivery of shares of Common Stock of the Company already owned by, and in the possession of the option holder (subject to any required holding period imposed by the Board of Directors or the Committee), or any combination thereof. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value determined (in accordance with paragraph 9 hereof) as of the close of business on the date of exercise (or if such date is not a business day, as of the close of the business day immediately preceding such date).

8.       Exercise of Options.

         Subject to the other provisions of this Plan, each option granted under this Plan shall become vested and exercisable one year after the date of grant; provided, however, upon the occurrence of a Change of Control (as defined below), each option shall become immediately vested and exercisable. No option may be exercised for a fraction of a share and no partial exercise of any option may be for less than one hundred (100) shares.

         For purposes of this Plan, "Change of Control" shall mean the occurrence of any of the following:

         (i) Any "Person" or "Group" (as such terms are defined in Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations promulgated thereunder) is or becomes the "Beneficial Owner" (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company, or of any entity resulting from a merger or consolidation involving the Company, representing more than fifty percent (50%) of the combined voting power of the then outstanding securities of the Company or such entity.

         (ii) The individuals who, as of the date that this Plan is approved by the stockholders of the Company, are members of the Board of Directors (the "Existing Directors"), cease, for any reason, to constitute more than fifty percent (50%) of the number of authorized directors of the Company as determined in the manner prescribed in the Company's Certificate of Incorporation and Bylaws; provided, however, that if the election, or nomination for election, by the Company's stockholders of any new director was approved by a vote of at least fifty percent (50%) of the Existing Directors, such new director shall be considered an Existing Director; provided further, however, that no individual shall be considered an Existing Director if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies by or on behalf of anyone other than the Board (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

         (iii) The consummation of (x) a merger, consolidation or reorganization to which the Company is a party, whether or not the Company is the Person surviving or resulting therefrom, or (y) a sale, assignment, lease, conveyance or other disposition of all or substantially all of the assets of the Company, in one transaction or a series of related transactions, to any Person other than the Company, where any such transaction or series of related transactions as is referred to in clause (x) or clause (y) above in this subparagraph (iii) (a "Transaction") does not otherwise result in a "Change in Control" pursuant to subparagraph (i) of this definition of "Change in Control"; provided, however, that no such Transaction shall constitute a "Change in Control" under this subparagraph (iii) if the Persons who were the stockholders of the Company immediately before the consummation of such Transaction are the Beneficial Owners, immediately following the consummation of such Transaction, of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Person surviving or resulting from any merger, consolidation or reorganization referred to in clause (x) above in this subparagraph (iii) or the Person to whom the assets of the Company are sold, assigned, leased, conveyed or disposed of in any transaction or series of related transactions referred in clause (y) above in this subparagraph (iii).

9.       Fair Market Value of Common Stock.

         The fair market value of a share of Common Stock of the Company shall be determined for purposes of the Plan by reference to the closing price on the principal stock exchange on which such shares are then listed or, if such shares are not then listed on an exchange, by reference to the closing price (if a National Market Issue) or the mean between the bid and asked price (if other over-the-counter issue) of a share as supplied by the National Association of Securities Dealers through NASDAQ (or its successor in function), in each case as reported by The Wall Street Journal, for the date on which the option is granted or exercised, or if such date is not a business day, for the business day immediately preceding such date (or, if for any reason no such price is available, in such other manner as the Board of Directors or the Committee may deem appropriate to reflect the then fair market value thereof).

10.      Withholding Tax.

         Upon the exercise of options, the Company shall have the right to require the participant to pay the Company the amount of any taxes which the Company may be required to withhold (if any) with respect to such shares.

11.      Nontransferability.

         An option granted under the Plan shall, by its terms, be non-transferable by the option holder, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and shall be exercisable during option holder's lifetime only by the option holder, regardless of any community property interest therein of the spouse of the option holder, or such spouse's successors in interest. If the spouse of the option holder shall have acquired a community property interest in such option, the option holder, or the option holder's permitted successors in interest, may exercise the option on behalf of the spouse of the option holder or such spouse's successors in interest.

12.      Holding of Stock After Exercise of Option.

         At the discretion of the Board of Directors or Committee, any option may provide that the option holder, by accepting such option, represents and agrees, for the option holder and the option holder's permitted transferees (by will or the laws of descent and distribution), that none of the shares purchased upon exercise of the option will be acquired with a view to any sale, transfer or distribution of said shares in violation of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any applicable state "blue sky" laws, and the person entitled to exercise the same shall furnish evidence satisfactory to the Company (including a written and signed representation) to that effect in form and substance satisfactory to the Company, including an indemnification of the Company in the event of any violation of the Securities Act of 1933 or state blue sky law by such person.

13.      Termination of Status as Non-Employee Director.

         If an option holder ceases to be a Non-Employee Director for any reason any unvested options held by such option holder shall immediately become void and of no further force or effect. Any options which are vested as of the date of cessation ("Termination Date") shall be exercisable for a period of three (3) months after the Termination Date to the extent exercisable on the Termination Date and shall thereafter expire and be void and of no further force or effect; provided, however, where such cessation occurs as a result of the option holder's death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), the vested portion of the option shall be exercisable for one year following the Termination Date; provided, further, in no event shall any options be exercisable after the scheduled expiration date of such options.

14.      Privileges of Stock Ownership.

         No person entitled to exercise any option granted under the Plan shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of stock issuable upon exercise of such option until certificates representing such shares shall have been issued and delivered. No shares shall be issued and delivered upon the exercise of any option unless and until there shall have been full compliance with all applicable requirements of the Securities Act of 1933 (whether by registration or satisfaction of exemption conditions), all applicable listing requirements of any national securities exchange on which shares of the same class are then listed and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

15.      Adjustments.

         If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which options may be granted under this Plan pursuant to paragraph 3 and the numbers of options to be granted pursuant to paragraph 5. A corresponding adjustment changing the number or kind of shares allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in the outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each shares or other unit of any security covered by the option.

         Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all the property or more than eighty percent (80%) of the then outstanding stock of the Company to another corporation, the Plan shall terminate, and all options theretofore granted hereunder shall terminate.

         Notwithstanding the foregoing, the Board of Directors or the Committee may provide in writing in connection with such transaction for any or all of the following alternatives (separately or in combinations): (i) for the options theretofore granted to become immediately exercisable notwithstanding the provisions of paragraph 8; (ii) for the assumption by the successor corporation of the options theretofore granted or the substitution by such corporation for such options of new options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (iii) for the continuance of the Plan by such successor corporation in which event the Plan and the options theretofore granted shall continue in the manner and under the terms so provided; or (iv) for the payment in cash or stock in lieu of and in complete satisfaction of such options.

         Adjustments under this paragraph 15 shall be made by the Board of Directors or Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan on any such adjustment.

16.      Amendment and Termination of Plan.

         The Board of Directors or the Committee may at any time suspend or terminate the Plan. The Board of Directors or the Committee may also at any time amend or revise the terms of the Plan, provided that no such amendment or revision shall, unless permitted under the provisions of paragraph 15 or unless appropriate stockholder approval of such amendment or revision is obtained, (i) increase the maximum number of shares in the aggregate which may be sold pursuant to options granted under the Plan pursuant to paragraph 3, (ii) permit the granting of options to anyone other than as provided in paragraph 4, (iii) increase the number of options to be granted pursuant to paragraph 5, (iv) increase the maximum term of stock options provided for in paragraph 6, or (v) change the purchase price of stock options set forth in paragraph 7.

17.      Effective Date of Plan.

         Effectiveness of the Plan is subject to approval by the holders of the outstanding voting stock of the Company. The Plan shall be deemed approved by the holders of the outstanding voting stock of the Company by the affirmative vote of the holders of a majority of the voting shares of the Company represented and voting at a duly held meeting at which a quorum is present.